CENTRAL AND SOUTH WEST SERVICES, INC.         Exhibit 2
                          P.O. BOX 21928 TULSA, OKLAHOMA            Page 1 of 3
                        TELEPHONE NUMBER (918) 594 - 2000

           STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                                  NOVEMBER 1996


A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         367        PSO 167

B.  AMOUNT OF EXPENDITURES:                              SHARED          SWEPCO           PSO

COSTS ASSIGNED 100% TO SWEPCO:
PR4001  Direct Material to SWEPCO Coal Cars                            $189,508.57
PR4018  Stores Salvage - SWEPCO                                         (53,710.38)
PR4101  Direct Labor to SWEPCO Coal Cars                                 50,141.20
PR4104  Direct Labor to Rework SWEPCO Material                           29,209.86
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                   0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                       168.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO                 18,589.00
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO                 6,189.51
PR4238  Depreciation Expense - SWEPCO                                    10,724.00
PR4263  Lease - Supplemental Expenses - SWEPCO                                0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                          42,365.48
PR4272  Switching Fees - SWEPCO                                           2,384.08
PR4277  Repainting Coal Cars - SWEPCO                                         0.00
                                                                   ---------------

                 Total 100% SWEPCO Costs                               $295,569.32
                                                                   ===============


COSTS ASSIGNED 100% TO PSO:

PR4002  Direct Material to PSO Coal Cars                                                $87,398.75
PR4015  Inventory Carrying Charges - PSO                                                  2,620.59
PR4019  Stores Salvage - PSO                                                            (21,701.84)
PR4102  Direct Labor to PSO Coal Cars                                                     8,636.66
PR4103  Direct Labor to Rework PSO Material                                               1,933.12
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                                          101.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                                     2,476.14
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                                      824.39
PR4239  Depreciation Expense - PSO                                                            0.00
PR4271  Outside Maintenance of PSO Coal Cars                                             26,304.68
PR4273  Switching Fees - PSO                                                              1,317.76
PR4278  Repainting Coal Cars - PSO                                                            0.00
                                                                                    --------------

                Total 100% PSO Costs                                                   $109,911.25
                                                                                    ==============

                                                                      Exhibit 2
                                                                    Page 2 of 3


COSTS TO BE SHARED {Ratio of Direct Labor}:              SHARED          SWEPCO           PSO

PR4010  Shop Material                                  $6,008.18
PR4011  Small Tools                                       211.09
PR4012  Facility Maintenance - Material                   457.01
PR4013  Sale of Scrap (Cr.)                                 0.00
PR4016  Switch Engine Operation and Maintenance            90.83
PR4017  Equipment Operation and Maintenance             2,255.65
PR4020  Stores Salvage - Joint                              0.00
PR4110  Supervision                                    15,298.26
PR4111  Clerical                                        6,074.33
PR4112  Training and Safety                                 0.00
PR4113  General Shop Labor                              6,502.19
PR4114  Facility Maintenance - Labor                   14,354.76
PR4116  Switch Engine Operation and Maintenance        13,422.47
PR4201  Ad Valorem Taxes - Facility                     3,087.00
PR4203  Taxes - Other                                   1,234.00
PR4206  Data Processing Charges                           574.40
PR4207  General Office Overhead                         1,040.96
PR4210  Employee Activities                               182.94
PR4211  Employee Expenses                               3,778.08
PR4212  Employee Fringe Benefits                       13,508.26
PR4215  Employee Sick Benefits                              0.00
PR4220  Injuries and Damages                                0.00
PR4221  Insurance - Liability and Property                239.50
PR4225  Maintenance of Facilities (Contracted)          2,899.82
PR4226  Office Supplies and Expenses                      347.13
PR4232  Payroll Taxes (FICA & UC) - Other               4,344.29
PR4233  Special Services                                    0.00
PR4234  Utilities - Heat, Light, Power and Water        1,842.04
PR4235  Utilities - Telephone                             605.64
PR4236  Vehicle Expense                                     0.00
PR4237  Depreciation Expense                                0.00
PR4250  Miscellaneous                                     125.00
PR4262  Lease - Basic - All Except Coal Cars                0.00
PR4264  Lease - Supplemental Expenses - Facility            0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -

                                                  --------------   ---------------  --------------
           SWEPCO      88.25% PSO         11.75%      $98,483.83        $86,911.98      $11,571.85


           Capital Recovery on Capital Expenditures not
            Covered Under Lease Agreement {Cost Ratio}                                    1,277.96
                                                                                    --------------


                       TOTAL COSTS FOR THE MONTH                       $382,481.30     $122,761.06
                                                                   ===============  ==============

                                                                      Exhibit 2
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104   Direct Labor SWEPCO         $79,351.06     88.25%  SWEPCO

102, 103   Direct Labor PSO             10,569.78     11.75%  PSO
                                    -------------  --------

           Total Direct Labor          $89,920.84    100.00%
                                    =============  ========